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                                                                   EXHIBIT 10.10



                                SUPPLY AGREEMENT

        This Supply Agreement ("Agreement") is being entered into and is effective as of March 31, 2000 (the "Effective Date"), by and between NOVATEL WIRELESS, INC., a Delaware corporation ("Novatel Wireless" or "Seller"), having its principal place of business at 9360 Towne Centre Drive, San Diego, California 92121 and Hewlett-Packard Company, a Delaware corporation ("Hewlett-Packard" or "Buyer"), having its principal place of business at 3000 Hanover Street, Palo Alto, California 94304.

        WHEREAS, Seller is engaged in, among other things, the development and manufacture of wireless modem cradles ("Modems");

        WHEREAS, Buyer desires to purchase certain quantities of Modems from Seller, and Seller is willing to supply such quantities of Modems to Buyer, subject to the terms and conditions of this Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants set forth below, the parties agree as follows:

1.      SALE AND PURCHASE OF PRODUCTS.

        1.1 Sale and Purchase. Buyer shall purchase from Seller, and Seller shall supply to Buyer *** Modems in accord with the specifications set forth in Annex B (the "Product Specifications").

        1.2 Price and Payments.

            1.2.1 Buyer shall make payments due to Seller for Modems either directly to Seller or to such bank as Seller may designate in writing. Order payment terms are Net 30 Days.

            1.2.2 Buyer shall pay in accordance with the terms set forth in Annex D ("Purchase Price and Volume Commitments") per unit for each Modem.

        1.3 Modems. The price per unit as set forth above includes the finished product modem, installation and configuration software on CD ROM, AC adapter, display packaging and user documentation.

        1.4 Shipment and Forecast. Buyer shall order and Seller shall deliver to Buyer the Modems set forth in Section 1.1 in accord with the delivery schedule attached set forth in Annex C ("Forecast and Delivery Schedules").

        1.5 Delivery. Seller shall deliver the Modems sold to Buyer in accord with the delivery schedule set forth in Annex C. The Modems shall be shipped f.o.b. shipping point from the Seller's manufacturing site.

        1.6 Warranties. Acceptance of a Modem shall not relieve Seller from its obligations thereunder with respect to warranties under Section 6 below.


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  the Commission. Confidential treatment has been requested with respect to the omitted portions.

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        1.7 Title; Risk of Loss. Title to and risk of loss in Modems covered by this Agreement shall pass to Buyer at such time Seller ships the Modems.

        1.8 Taxes. The prices of all Modems hereunder include all taxes, duties and excise which are directly imposed on the Modems. Notwithstanding the foregoing, Buyer shall bear the responsibility for any taxes or duties imposed on Modems in any other country or state of destination, including without limitation, taxes imposed on the sale by Buyer of a product that includes Seller products.

        1.9 Preferred Supplier Status. For the term of this Agreement, Seller shall have the right of first refusal as a supplier with respect to any wireless data modem project initiated by the Hewlett-Packard Wireless and Internet Services Division.

2.      TRADEMARKS.

        2.1 Seller's Trademarks.

            2.1.1 Buyer shall not use the trademark "Novatel" or "Novatel Wireless" or any other trademark owned by Seller or any mark confusingly similar thereto without the prior written consent of Seller in each instance. Notwithstanding the foregoing, Buyer shall be entitled to use the trademark "Novatel" or "Novatel Wireless" or any other trademark owned by Seller in association with the Modems, but such use shall be in strict accord with the latest (most recent) version of Seller's Trademark Style Guide as provided by Seller to Buyer.

            2.1.2 Buyer shall not use the Seller's trademark or any other trademark owned by Seller or any mark confusingly similar thereto without the prior written consent of Seller in each instance.

            2.1.3 Buyer acknowledges Seller's sole ownership and exclusive right, title and interest in and to the use of each of its trademarks, and that any use of any of the trademarks of Seller will inure solely to the benefit of Seller. Buyer shall not acquire any right to or under any of Seller's trademarks. Nothing contained herein shall in any way limit Seller's rights under its patents or licensing agreements or grant Buyer any rights under such patents or licensing agreements.

            2.1.4 License to the Documentation. Solely for purposes as required in accordance with this Agreement, Seller hereby grants to Buyer, under Seller"s intellectual property rights, a non-exclusive, worldwide license to use, reproduce and display the appropriate Documentation for the Modems.

        2.2 Buyer's Trademarks.

            2.2.1 Trademarks. Neither party is granted any ownership in or license to the trademarks, marks or trade names (collectively, "Marks") of the other party. Seller's use of Buyer's Marks shall be in accordance with the latest (most recent) Buyer's Trademark guidelines as provided by Buyer to Seller.



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            2.2.2 Seller shall not use the Buyer's trademark or any other trademark owned by Buyer or any mark confusingly similar thereto without the prior written consent of Buyer in each instance.

            2.2.3 Seller acknowledges Buyer's sole ownership and exclusive right, title and interest in and to the use of each of its trademarks, and that any use of any of the trademarks of Buyer will inure solely to the benefit of Buyer. Seller shall not acquire any right to or under any of Buyer's trademarks. Nothing contained herein shall in any way limit Buyer's rights under its patents or licensing agreements or grant Seller any rights under such patents or licensing agreements.

        2.3 Co-Branding. Buyer and Seller agree that the Modems manufactured and sold under this Agreement shall be co-branded with the trademarks of both Buyer and Seller. Buyer and Seller agree to reasonably cooperate with one another in developing an appropriate co-branding strategy.


3.      KNOW-HOW AND SUPPORT.

        Seller shall provide Level II and Level III Technical Support (as set forth in Annex A ("Technical Support")), and training to Buyer's designated service technicians to enable Buyer to provide Level I Support and engineering support at Buyer's facilities to enable Buyer to support the Modems, including the details of modem functionality and design required for detection and correction of bugs or failures. The parties hereto acknowledge and agree that Seller shall not provide direct end-user support to any end-user on its own behalf or on behalf of Buyer (Level I Technical Support). Seller will provide technical support during the term of this Agreement in accordance with the terms of this Agreement, except that Seller shall not be obligated to provide support for any change in Seller's specifications of the Modems as set forth in Annex B (the "Product Specifications") requested by the Buyer to the extent that this change proposed by Buyer is not incorporated into the standard Modems sold by Seller.

4.      REPRESENTATION, WARRANTY and indemnification.

        4.1 Seller represents and warrants that no additional Federal Trade Commission certification or CDPD carrier certification or other governmental certification is required for the Modems. If either certification becomes necessary for the sale of the Modems, Seller shall immediately stop delivery of the Modems. Seller shall make the necessary changes to certify the Modems and all previously delivered Modems shall be retrofitted to meet the certified configuration.

        4.2 Seller also represents and warrants that it is entitled to enter into this Supply Agreement and that Seller's performance according to the terms of this Supply Agreement shall not violate any other agreement to which Seller is a party. Seller shall, at its sole cost and expense, indemnify, defend and hold Buyer harmless from and against any claims, demands, liability or suit, including costs and expenses, for or by reason of any actual or alleged breach of this warranty in this Section 4.2.




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        4.3 General Indemnity. Seller agrees to indemnify and hold Buyer harmless of and from any and all loss, cost, claim, liability, suit, judgment or expense, including reasonable attorneys' fees, arising out of any breach of the above described warranties.

        4.4 No Infringement. Seller warrants that the computer software provided by Seller with the Modems to Buyer (the "Program"), and accompanying Documentation, referred to in this Agreement do not violate or infringe any patent, copyright, trademark, trade secret or other proprietary right of any third party and that Seller is not aware of any facts upon which such a claim for infringement could be based.

        4.5 Infringement Indemnity.

            (a) Seller will defend any claim, suit, or proceeding brought against Buyer or its customers insofar as it is based on a claim that the Program or Documentation, or any part thereof, furnished by Seller under this Agreement constitutes an infringement of any third party's patent, copyright, trademark, trade name, other proprietary right, or unauthorized trade secret use; provided that Seller is notified promptly in writing of such claim, and given authority, information and assistance (at Seller's expense) to handle the claim or the defense of any suit or proceeding. Seller agrees to pay damages and costs awarded therein against Buyer and its customers but only to the extent such damages and costs are directly attributable to infringement caused by the Program or Documentation which is provided by Buyer to Seller. Notwithstanding the foregoing, Seller's total liability under this Section shall not exceed the total amounts actually paid by Buyer to Seller under this Supply Agreement.

            (b) In case any Program or Documentation or any part thereof in such suit is held to constitute an infringement and its use is enjoined, Seller shall, at its own expense and at its option (i) procure for Buyer and its customers the right to continue use, or (ii) if applicable, replace the same with a noninfringing program and documentation of substantially equivalent function and performance, or (iii) modify them so they become noninfringing without detracting substantially from function or performance.

            (c) Notwithstanding the foregoing, Seller shall have no responsibility for claims arising from (i) unauthorized modifications of the Program made by Buyer or its customers if such claim would not have arisen but for such modifications, or (ii) unauthorized combination or use of the Program with products not contemplated herein if such claim would not have arisen but for such combination or use.


5.      TERM; TERMINATION; RIGHTS AND OBLIGATIONS UPON TERMINATION.

        5.1 Except as otherwise provided for herein, the term of this Agreement shall be for the period set forth on Annex D, unless terminated earlier by either party pursuant to the provisions of this Section 5 or extended by mutual written agreement of the parties.

        5.2 Notwithstanding the foregoing, the following provisions shall continue in effect after termination of this Agreement in accordance with their terms:




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            (a) All payment provisions to the extent unpaid at the time of termination shall be paid in accordance with the terms of this Agreement.

            (b) All warranties specified in the Agreement.

            (c) Sections 2.1 and 2.2 (Trademarks).

            (d) Section 5.6 (Commitment Termination Event).

            (e) Sections 9.1 and 9.2 (Confidentiality and Advertising).

            (f) Section 9.3 (Confidential Information).

            (g) Section 9.8 (Applicable Law).

        5.3 Buyer's Right to Terminate. Buyer shall have the right, by providing Seller with thirty (30) days' prior written notice, to terminate this Agreement upon the occurrence of any of the following events, any one of which shall be considered a "Seller Default":

            (a) Seller discontinues the Modems;

            (b) Seller is adjudged bankrupt;

            (c) Seller files a voluntary petition in bankruptcy or liquidation or for the appointment of a receiver;

            (d) Filing of an involuntary petition to have Seller declared bankrupt, or subject to receivership, provided that such petition is not vacated or set aside within ninety (90) days from the date of filing;

            (e) The execution by Seller of any assignment for the benefit of creditors; or

            (f) Seller breaches any material provision of this Agreement and fails to cure such material breach within thirty (30) days from receipt of written notice describing the breach.

            (g) Seller, after receiving written notice from Buyer, fails to make product deliveries as provided in this Agreement, unless such failure is cured within thirty (30) days of Seller receiving such written notice from Buyer.

        5.4 Seller's Right to Terminate. Seller shall have the right, by providing Buyer with thirty (30) days' prior written notice, to terminate this Agreement upon the occurrence of any of the following events, any one of which shall be considered a "Buyer Default":

            (a) Buyer fails to make payments as provided in this Agreement, unless such failure is cured within thirty (30) days from receipt of written demand for such payment. Any late payments shall bear interest at the annual rate of ***;

            (b) Buyer is adjudged bankrupt;


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.




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            (c) Buyer files a voluntary petition in bankruptcy or liquidation or for the appointment of a receiver;

            (d) Filing of an involuntary petition to have Buyer declared bankrupt, or subject to receivership, provided that such petition is not vacated or set aside within ninety (90) days from the date of filing;

            (e) The execution by Buyer of any assignment for the benefit of creditors; or

            (f) Buyer breaches any material provision of this Agreement and fails to cure such material breach within thirty (30) days from receipt of written notice describing the breach.

        5.5 Remedy Upon Default. In the event that this Agreement is terminated pursuant to Section 5.3 or 5.4 above, both parties shall have the right to exercise any and all rights surviving such termination pursuant to Section 5.2.

        5.6 Commitment Termination Event. In the event of a Commitment Termination Event, Buyer shall, as soon as practicable and in no event later than five (5) days after the occurrence of such Commitment Termination Event, pay Seller, ***. Seller agrees to use commercially reasonable efforts to dispose of or otherwise use excess finished product in an effort to reduce any residual amount owed to Seller. "Commitment Termination Event" means (i) the failure by Buyer to purchase Modems in the amounts set forth in Section 1.1 ("Sale and Purchase") hereof pursuant to the schedule of payment and delivery set forth in the Delivery Schedule (Annex C); (ii) termination of this Agreement by Buyer for any reason whatsoever other than pursuant to an uncured material breach by Seller; (iii) any uncured material breach by Buyer of any representation, covenant or agreement on the part of Buyer set forth in this Agreement, and subsequent termination of this Agreement by Seller for such breach. ***

6.      PRODUCT WARRANTY.

        6.1 Product Warranty. The following Sections 6.l through 6.6 refer only to Product Warranty.

            (a) Seller warrants that all Modems, including components thereof, to be delivered hereunder, will conform substantially to the Product Specifications and be free from defects in material and workmanship. The foregoing warranty is given provided Buyer gives written notice of any defect, deficiency or non-conformance of any Modem, or parts thereof, within: (i) *** from the purchase date by the end-user/consumer (the "Warranty Period"). Seller shall, at no cost to Buyer, and within the "Turn-Around Time" as defined in
Section 6.2(a) below, repair or furnish replacements for all such defective, deficient or non-conforming items or parts thereof; provided, however, the Modems have been maintained in accordance with Seller's specifications and have not been modified by any party other than Seller except as expressly permitted by Seller in writing.

            (b) The foregoing warranties do not extend to:

                (i) defects, errors or nonconformities in a Modem due to accident, abuse, misuse or negligent use of such Modem or use in other than a normal and customary


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the
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manner, environmental conditions not conforming to Seller's specifications, or failure to follow prescribed operating maintenance procedures;

                (ii) defects, errors or nonconformities in the Modem due to modifications, alterations, additions or changes in the Modem not made or authorized to be made by Seller in writing;

                (iii) normal wear and tear; or

                (iv) damage caused by force of nature or act of any third party.

        6.2 Turn-Around Time.

            (a) "Turn-Around Time" for the purposes of this Section 6 means *** from the date on which such defective item, or defective or non-conforming part thereof, is furnished to Seller, for repair or replacement until the date on which such replaced or repaired item is returned to Buyer.

            (b) Seller shall bear air shipment costs of the deficient, repaired or replaced item as well as the risk or loss or damage to the item or its replacement throughout the period between the shipment of the defective item and the receipt of the repaired or replaced item. Repaired or replaced items shall be subject to the warranty provided on the original finished product only (the time during which Seller repairs or replaces the item shall not be considered as part of the Warranty Period), in accordance with this Section 6. Notwithstanding the foregoing, Buyer shall bear all expenses if no fault on the part of Seller was found in the items returned for repair or replacement.

        6.3 Inspection; Acceptance. This warranty shall survive inspection, acceptance or payments by Buyer and is provided for the sole and exclusive benefit of Buyer and shall not extend to any third party, including without limitation, any reseller or end-user.

        6.4 Exclusive Remedy. The warranty granted in this Section 6 sets forth Buyer's sole and exclusive remedy and Seller's sole and exclusive liability for any claim of warranty for any product delivered by Seller.

        6.5 No Authority. Buyer acknowledges that it is not authorized to make any warranty or representation on behalf of Seller or its suppliers regarding the Modems, whether express or implied, other than the warranty terms set forth in this Section 6.

        6.6 Year 2000 Compliance. Novatel Wireless hereby warrants that the Software included as part of the overall product is Year 2000 Compliant; "Year 2000 Compliant" shall be defined as having the capability to (i) correctly process date field dependent logic to accurately process and utilize any date prior to and any date after December 31, 1999; and (ii) store and represent dates in a manner which enables the user to easily identify or use the century portion of any date fields without any special processing.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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        6.7 No Other Warranty. THE WARRANTY MADE UNDER THIS SECTION 6 IS
EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.      LIMITATION OF LIABILITY.

        SELLER SHALL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES (INCLUDING LOST REVENUES OR PROFITS) OF ANY KIND DUE TO ANY CAUSE, REGARDLESS OF WHETHER SELLER HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

8.      FORCE MAJEURE.

        8.1 Events of Force Majeure. Neither party shall be liable for a default or delay in the performance under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, natural disturbances or other acts of God; (ii) any outbreak or escalation of hostilities, war, civil commotion, riot or insurrection; (iii) any act or omission of the other party or any governmental authority or (iv) any other similar causes beyond the control of such party that arise without the fault or negligence of such party. Any delay resulting from such events shall be referred to herein as a "Force Majeure," shall not constitute a default by such party under this Agreement and shall entitle the delayed party to a corresponding extension of its delayed obligation. The party whose performance will be delayed by such events will use its best efforts to notify the other party within three
(3) days after delayed party becomes aware of such event, as well as the cessation thereof.

        8.2 Subcontractor's Default. Any delays in performance by Seller's subcontractors or suppliers shall be deemed excusable delays with respect to Seller only if (i) such subcontractor's non-performance is caused by Force Majeure and (ii) Seller could not have obtained the supplies or services of such subcontractor from other sources in sufficient time and on customary terms to prevent interruption of Seller's performance of this Agreement.

        8.3 Termination.

            (a) If Force Majeure results in a delay to make any scheduled delivery under this Agreement by more than sixty (60) days, Buyer may terminate this Agreement in whole or in part and such termination shall not be deemed a breach of this Agreement.

            (b) If Buyer does not terminate within such sixty (60) day period, and the Force Majeure prevails for further forty-five (45) days, Buyer may terminate this Agreement, but it shall have no right to claim damages from Seller for breach of the Agreement. The foregoing expresses Buyer's sole remedy and Seller's sole liability for such termination resulting from Force Majeure.




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9.      MISCELLANEOUS.

        9.1 Confidentiality of Agreement; Permitted Disclosures. Throughout the term of this Agreement, each party agrees that the terms of this Agreement shall be kept confidential. No disclosure of the identity of Buyer's customers or end-users or other information concerning this Agreement shall be released by Seller without the prior written consent of Buyer except in Seller's or Buyer's communication with its respective shareholders, investors or potential investors.

        9.2 Required Disclosures; Advertising. Notwithstanding Section 9.1 above:

            (a) Each party may divulge information hereunder as is reasonably required for the performance of the Agreement or as is required by law; and

            (b) Each party shall have the right to list the other party as a customer or supplier (as the case may be) in its advertising material.

        9.3 Confidential Information.

            (a) In performance of this Agreement, it may be necessary or desirable for either party to disclose to the other certain business and/or technical information which the disclosing party regards as proprietary and confidential (the "Confidential Information"). Any Confidential Information disclosed shall be reduced to writing and provided to the other party within twenty (20) days after it was first disclosed. The disclosing party shall make commercially reasonable efforts to mark all tangible embodiments of Confidential Information with an appropriate confidentiality legend. Each of the parties hereto agree that it shall (i) not make use of or disclose the Confidential Information for any purpose whatsoever at any time, other than for the purposes of this Agreement and (ii) limit access to the Confidential Information of the other party to its employees and contractors who shall be advised of and agree to be subject to the terms of this Section 9.3.

            (b) Nothing herein shall be construed as granting to either party, by implication, estoppel or otherwise, any right, title or interest in, or any license under, any patent or Confidential Information.

            (c) Items shall not be considered Confidential Information if such information was (i) available to the public other than by a breach of an agreement with the disclosing party; (ii) rightfully received from a third party not in breach of any obligation of confidentiality; (iii) independently developed by one party without access to the Confidential Information of the other; (iv) known to the recipient at the time of disclosure; or (v) produced in compliance with applicable law or a court order, provided that other party is given reasonable notice of such law or order and an opportunity to attempt to preclude or limit such production.

        9.4 Severability. If any provision of this Agreement shall be held illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.




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        9.5 Assignment. Neither Seller nor Buyer may assign this Agreement in whole or in part, or any rights hereunder without the prior written consent of the other, except to (i) a wholly-owned subsidiary of such party, (ii) a successor in interest of all or substantially all of such party's assets or business or (iii) a bank trust company or other financial institution for money due or to become due under this Agreement. In the event of any assignment, the assigning party shall promptly supply the other party with two (2) copies of such assignment and, in the instance of an assignment pursuant to this Section 9.5, shall indicate on each invoice to whom payment is to be made. In the event of any assignment pursuant to this Section 9.5, the assigning party also shall provide a written guarantee by such party of the obligations assigned to such party's subsidiary.

        9.6 Relations of the Parties. Nothing in this Agreement shall be construed as creating relationship of principal and agent or of employer and employee between the parties. Furthermore, nothing in this Agreement is intended to constitute, create, give effect to or otherwise contemplate a joint venture, partnership or formal business entity of any kind. The rights and obligations of the parties with respect to this Agreement shall not be construed as providing for sharing of profits or losses arising out of the effort of either of the parties. The parties shall not incur any liability on behalf of the other.

        9.7 Waiver. No waiver by either Seller or Buyer of any breach of this Agreement shall be held to be a waiver of any other subsequent breach. No waiver or time extension given by either Seller or Buyer shall have effect unless made expressly and in writing.

        9.8 Applicable Law. This Agreement and all matters regarding the interpretation and/or enforcement hereof shall be governed exclusively by the law of the State of California without reference to its choice of law rules.

        9.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties, supersedes and cancels any previous understandings or agreements between all the parties relating to the provisions hereof, and expresses the complete and final understanding of the parties in respect thereto. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by the parties.

        9.10 Notices. Any notice contemplated by or made pursuant to this Agreement shall be in writing and shall be deemed delivered on the date of delivery if delivered personally or by commercial overnight courier with tracking capabilities or by fax, or five (5) days after mailing if placed in the mail, postage prepaid, registered or certified mail, return receipt requested, addressed to Buyer or Seller (as the case may be) as follows:

                    Seller:     Novatel Wireless, Inc.
                                9360 Towne Centre Drive
                                Suite 110
                                San Diego, CA  92121
                                Attn: Bruce Gray, Vice President of Sales and Marketing




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                     Buyer:      Hewlett-Packard Company
                                 3000 Hanover Street
                                 Palo Alto, CA 94304
                                 Attn:  General Counsel

or such other address as each party may designate for itself by notice given in accordance with this Section 9.10.

        9.11 Headings. The headings in this Agreement are for convenience only and shall not be regarded in the interpretation hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date written above.



                           SELLER: NOVATEL WIRELESS, INC.



                           By:       /s/ BRUCE GRAY
                              ------------------------------------------------
                               Name: Bruce Gray
                               Title: Vice President of Sales and Marketing


                           BUYER:  HEWLETT-PACKARD COMPANY



                           By:       /s/
                              -------------------------------------------------
                               Name:
                               Title:



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ANNEX A; TECHNICAL SUPPORT


Technical Support for the H.P. Jornada 540 series modem cradle Product delivered to Hewlett Packard customers will be managed via a three-tier Technical Support infrastructure and process as follows:


LEVEL ONE TECHNICAL SUPPORT

        Level one Technical Support will be provided by Hewlett Packard to their direct and indirect customers. Level one support is defined as calls* originating from Hewlett Packard customers, resellers or distributors regarding H.P. Jornada 540 series modem cradle products including but not limited to pre and post sale inquiries concerning the basic operation of the hardware and software, functionality, interoperability and capabilities of those products and services.


        For calls regarding the H.P. Jornada 540 series modem cradle products, Hewlett Packard will make every attempt to answer customer questions and resolve issues using available tools, documentation, test equipment and other materials used to support the H.P. Jornada 540 series modem cradle products (see training section below). If the customer question/issue regarding the H.P. Jornada 540 series modem cradle product cannot be resolved by Hewlett Packard support personnel to the customers' satisfaction, the issue will be forwarded to Seller level two Technical Support for further investigation and resolution.


        *Calls include phone calls, e-mail, web-based inquiries, faxes and letters.



LEVEL TWO TECHNICAL SUPPORT

    Level two Technical Support will be provided by Seller support staff directly to Hewlett Packard level one support personnel to assist in the resolution of open customer issues that have not been resolved to Hewlett Packard customers satisfaction during a level one support call. Hewlett Packard will have direct access to designated support staff within the Seller support organization for this purpose. A direct line of communication between the two organizations will be established and Seller support technicians will be available during normal Hewlett Packard Technical Support operation hours to assist in resolution of customer problems. Seller support engineering will work directly with Hewlett Packard support staff to resolve issues and answer questions, this may require Hewlett Packard support staff to gather additional information and provide system information or test results back to Seller support staff to aid in the definition and resolution of the problem It will be Hewlett Packard support staff's responsibility to communicate directly with the end-user customer. Problems that are not resolved WITHIN 72 HOURS or problems that are flagged as sensitive/mission critical will be escalated to level three Technical Support for final resolution.


LEVEL THREE TECHNICAL SUPPORT (ESCALATION)

    Level three Technical Support will be provided by Seller support and system engineering staff to resolve issues that cannot be satisfactorily resolved by level one and level two support personnel. Level three support will handle all Hewlett Packard product escalations issues including unresolved support calls and will work directly with Seller engineering staff to resolve those issues.



TECHNICAL SUPPORT TRAINING

    Technical Support training and documentation for the H.P. Jornada 540 series modem cradle will be provided to Hewlett Packard level one support staff by Seller. Hewlett Packard support staff will receive training on the general use, functionality, operation and compatibility of the Seller H.P. Jornada 540 series modem cradle products. In addition all support related documentation, training materials, notes, FAQ's, and web based support materials will be made available to Hewlett Packard for their use in supporting these products.

ANNEX B; PRODUCT SPECIFICATIONS

HARDWARE AND SOFTWARE DESCRIPTIONS


***

PRODUCT FEATURES DESCRIPTION

***

FEATURE SET DETAILS

***


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

***

***

***

***

***

***


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

***

***

***

***

***

***

***

***

***


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

***


***


***


HARDWARE SPECIFICATIONS

        ***



HARDWARE SPECIFICATION DETAILS

***


***


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

***

***

***

***

***


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

3.  INDUSTRIAL DESIGN

***




Overview:

        ***

Features:

        ***


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Specifications:

***






CDPD PC CARD
Product Description

Overview:
        This is a Type II PC Card based on the CDPD specifications and designed to work with a Windows laptop or handheld PC. It is wireless modem based on digital packet technology and allows high-speed data communication on a world recognized wireless standard.

Features:

        -  Operation in all CDPD environments.

        -  capable of power output at .6 watts

        -  size is compatible with Type II PC Card (PCMCIA)

        - CDPD technology allows for over the air download of data at 19.2Kbps nominally

        -  Over the Air programming is available for user feature implementation

        - Application Software available for setup, configuration, operation and status monitoring of the PC Card


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

***

Specifications:

***

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX C; FORECAST AND DELIVERY SCHEDULES

PRODUCT MANUFACTURING AND FORECASTING: Hewlett Packard will need to submit a *** forecast to Novatel Wireless. The forecast for the *** of shipments shall be given *** days in advance of the scheduled production date and will be considered fixed. After the forecast for first *** of shipments is submitted to Novatel Wireless, forecast changes may be made as follows for the remaining months:


               ***

NOTE: Hewlett Packard can reserve the right to provide forecasting for the consumption of the entire volume commitment (product mix and quantity) by providing a minimum of *** advance notice.



DEVELOPMENT AND DELIVERY SCHEDULE: The schedule below indicates the total development time (time-to-market) for all versions of the cradle starting from the date the agreement is signed to the date when volume quantities are shipped to Hewlett Packard's designated point of distribution. Development of all devices will begin once an agreement between the two parties is signed.



The schedule is detailed as follows (Time listed in months ARO):

                                            CDPD                 ***

               ***


FORECAST BEGINNING WITH FIRST MONTH'S AVAILABILITY:

               ***


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

               ***



Novatel Wireless, during the term of this Agreement, for all H.P. Jornada series 540 modem cradles that are shipped through Novatel Wireless channels, will bundle collateral marketing and advertising materials and any other related collaterals, electronic or otherwise which are supplied by Hewlett-Packard or Hewlett-Packard partners.


For each H.P. Jornada series 540 modem cradle shipped by Novatel Wireless to Hewlett-Packard pursuant to this Agreement, Novatel Wireless will provide Hewlett-Packard on a monthly basis with all EID Numbers for such modem cradles.



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNEX D; PRODUCT PRICING AND VOLUME COMMITMENTS


VOLUME COMMITMENT: *** units between H.P. Jornada 540 series modem cradle and PC Card form factors using either CDPD or *** technologies.



TERM: One year beginning from the first revenue *** H.P. Jornada 540 series modem cradle Cradle modem shipment to Hewlett Packard from Novatel Wireless.



DISTRIBUTION: ***



UNIT PRICING: Unit pricing for the H.P. Jornada 540 series modem cradle cradle is as follows:

Quantity:             ***

***                   ***

CDPD                  ***

Unit Pricing for the Type II PCMCIA cards is as follows:

***                   ***

CDPD                  ***



DEVELOPMENT FEE:



Hewlett-Packard agrees to provide a product development fee of *** to Novatel Wireless. One payment of *** shall be made by Hewlett-Packard to Novatel Wireless upon execution of this Agreement and a second payment of *** shall be made one week prior to the first manufacturing run for the products.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.